EXHIBIT 10.3
Performance Grant Terms and Conditions
Your Performance Grant (the “Award”) is made by Applied Industrial Technologies, Inc., an Ohio corporation (“Applied”). The Award is governed by Applied’s 2007 Long-Term Performance Plan (the “Plan”), including the policies adopted by the Executive Organization & Compensation Committee of Applied’s Board of Directors (the “Committee”) under the Plan, and is subject to the following terms and conditions:
1. Eligibility. Only key senior officers that have broad policy-making functions that directly contribute to Applied’s long-term success and profitability are eligible to receive Awards.
2. Vesting; Payment. Your Award will vest, in whole or in part, three years following the effective grant date of your Award (the “Performance Period”) upon the achievement of the performance goals set forth in the Performance Grant Summary enclosed with these Terms and Conditions. Your Award will be payable, at the Committee’s discretion, in cash or shares (“Shares”) of Applied’s common stock (or both). The Committee may determine the form of payment of your Award at any time during or at the conclusion of the Performance Period. Shares used in payment of the Award shall be valued at their Fair Market Value (as defined in the Plan) as of the last day of the Performance Period. Applied shall make payment of any amount due to you under the Award promptly following the availability of audited financial statements for the final year of the Performance Period. Applied may withhold from the amount payable to you under your Award any amounts it deems necessary pursuant to federal, state or local tax laws, including withholding requirements.
3. Termination of Employment or Executive Officer Status. If, during the Performance Period, you incur a separation from service from Applied due to death, permanent and total disability, or retirement in accordance with an established retirement policy of Applied, then, promptly following the availability of audited financial statements for the final year of the Performance Period, you (or your beneficiary whom you have designated to Applied in writing) shall be entitled to receive a pro rata payment under the Award equal to (i) a fraction the numerator of which is the number of fiscal quarters (including a portion of a quarter) elapsed in the Performance Period prior to the date of your separation from service and the denominator of which is twelve, multiplied by (ii) what would have been your Award for the Performance Period based on the actual achievement of the performance goals set forth in the Performance Grant Summary, if you had not separated from service during the Performance Period. If, during the Performance Period, you incur a separation from service from Applied for any reason other than those specifically set forth above or in section 4 hereof, then your Award will be forfeited and no amount shall be due or payable to you pursuant to the Award. Also, if, during the Performance Period, you cease to be a Board-elected executive officer of Applied (but remain an employee), then your Award shall be forfeited and no amount shall be due or payable to you pursuant to the Award.

Notwithstanding anything in these terms to the contrary, your Award may be terminated or rescinded, and if applicable, you may be required to immediately repay all cash or Shares (and any dividends and distributions thereon) issued pursuant to the Award within the previous six months (or any proceeds thereof), if the Committee determines, in good faith, that during your employment with Applied or during the period ending six months following your separation from service, you have committed an act inimical to Applied’s interests. Acts inimical to Applied’s interest shall include willful inattention to duty; willful violation of Applied’s published policies; acts of fraud or dishonesty involving Applied’s business; solicitation of Applied’s employees, customers or vendors to terminate or alter their relationship with Applied to Applied’s detriment; unauthorized use or disclosure of information regarding Applied’s business, employees or customers; and competition with Applied. All determinations by the Committee shall be effective at the time of your act and shall be final and binding on you. The provisions of this section are a fundamental term of the Award.
4. Change in Control. Upon a Change in Control, your Award shall vest and you shall be entitled to receive in full satisfaction of all amounts due or which may become due under the Award, a pro rata payment under the Award equal to (i) a fraction the numerator of which is the number of fiscal quarters (including a portion of a quarter) elapsed in the Performance Period prior to the date of the Change in Control and the denominator of which is twelve, multiplied by (ii) your target award amount.
5. Limitation on Rights. The Award shall not confer upon you any rights whatsoever other than those expressly set forth herein, in the Plan or in policies adopted by the Committee, including without limitation any right to continued employment with Applied (or its affiliates) or any rights as a shareholder in respect of any of the Shares that may become issuable pursuant to the Award until and unless Applied has issued a certificate or certificates for the Shares.
6. Restrictions on Shares. Applied may require, as a condition to its issuance and delivery of certificates for Shares issuable under the Award, the delivery to Applied of a commitment in writing by you that (i) at the time of issuance, it is your intention to acquire the Shares for your own account for investment only and not with a view to, or for resale in connection with, the distribution thereof; (ii) you understand that the Shares may be “restricted securities” as defined in Rule 144 issued under the Securities Act of 1933, as amended (the “Act”); and (iii) any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Act, or other or subsequent rules and regulations thereunder. Applied may place on the certificates a legend reflecting that commitment and Applied may refuse to permit transfer of the certificates until it has been furnished evidence satisfactory to it that no violation of the Act or the rules and regulations thereunder would be involved in the transfer.
7. Discretionary Adjustment Following Merger, Sale of Assets; Stock Issuance, Etc. In the event that, during the Performance Period, Applied merges, consolidates, sells or acquires a substantial amount of assets, issues a substantial amount of its capital stock, reorganizes, or engages in any other transaction or series of transactions, the Committee, in its sole discretion, may change the performance goals upon which the vesting of your Award is conditioned, in order to prevent diminution or enlargement of the benefits intended to be conferred by the Award in such manner as the Committee may determine is equitably required by the changes or events.

8. Nonassignability. The Award and the rights granted thereunder are not assignable or transferable, in whole or in part, and may not be otherwise disposed of by you, other than by will or by the laws of descent and distribution.
9. Committee Authority. The Committee shall have authority, subject to the Plan’s express provisions, to construe these Terms and Conditions and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the Committee’s judgment necessary or desirable for the Plan’s administration. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or these Terms and Conditions in the manner and to the extent it deems expedient to carry the Plan into effect. All Committee action under this Section’s provisions shall be conclusive for all purposes.
10. Relationship to the Plan. In the event of any inconsistency between these Terms and Conditions and the Plan or the Committee’s policies, the Plan or the policies shall govern. Terms not otherwise defined in these Terms and Conditions have the meaning ascribed them in the Plan. Notwithstanding any provisions hereof, these terms and conditions and the Award shall be subject to all of the Plan’s provisions in effect from time to time, which are incorporated herein by reference.
(September 2008)